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                                                               EXHIBIT 10.23

                                PROMISSORY NOTE

U.S. $400,000.00                                       Gurnee, Illinois
                                                       August 7, 1998

      FOR VALUE RECEIVED, the undersigned, RICHARD M. HARMON ("Borrower"), promises to pay to the order of TELEHUB COMMUNICATIONS CORPORATION, a Nevada corporation (the "Note Holder"), the principal sum of FOUR HUNDRED THOUSAND AND 00/100 Dollars ($400,000.00)(the "Principal Sum"), with interest thereon as hereinafter set forth, at its office at 1375 Tri-State Parkway, Suite 250, Gurnee, Illinois 60031, or such other place as the Note Holder may designate.

      The Principal Sum shall bear interest at the rate of seven percent (7%) per annum which is the market rate of thirty-year (30) fixed mortgage, and shall not be readjusted during the term of this Note.

      From the date hereof until the Payment Commencement Date, as hereinafter defined, interest shall accrue and no principal or interest payments shall be due and payable and on the Payment Commencement Date, all accrued and unpaid interest shall be added to the Principal Sum, Commencing on September 1, 2001 (the "Payment Commencement Date"), and continuing on the first day of each calendar month thereafter, Borrower shall pay monthly installments of interest amortized over a period of thirty (30) years. Such payments shall continue until the entire indebtedness evidenced by this Note is fully paid; provided, however, if not sooner paid, the entire Principal Sum together with outstanding and accrued interest thereon, shall be due and payable on September 1, 2005. Borrower may prepay the Principal Sum outstanding under this Note and any accrued interest thereon, in whole or part, at any time without penalty.

      If any payment required by this Note is not paid within fifteen (15) days after the payment is due, the entire principal amount outstanding and accrued interest thereon shall at once become due and payable at the option of the Note Holder ("Acceleration") and interest shall accrue thereafter on all outstanding sums at the rate of twelve percent (12%) per annum. To exercise this option, the Note Holder shall give Borrower notice of Acceleration specifying the amount of the nonpayment. Borrower shall have thirty (30) days after the notice of Acceleration has been given to reinstate the terms of this Note, as they were immediately before such notice, by paying the amount of nonpayment specified in the notice of Acceleration. The Note Holder shall be entitled to collect all reasonable costs and expenses of collection and/or suit, including, but not limited to, reasonable attorneys' fees.


      Borrower hereby waives presentment, notice of dishonor and protest, and hereby agrees to any extensions of time of payment and partial payments before, at, or after maturity.

      Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective upon (1) delivery to Borrower or (2) two (2) business days after the mailing of such notice by certified mail, return receipt requested, addressed to Borrower at the Borrower's address
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stated below, or to such other address as Borrower may designate by notice to the Note Holder. Any notice to the Note Holder shall be in writing and shall be given and be effective upon (1) delivery to Note Holder or (2) two (2) business days after the mailing of such notice by certified mail, return receipt requested, to the Note Holder at the address stated in the first paragraph of this Note, or to such other address as Note Holder may designate by notice to Borrower.

      The indebtedness evidenced by this Note is secured by a Deed of Trust of even date herewith and until released, said Deed of Trust contains additional rights of the Note Holder. Such rights may cause acceleration of the indebtedness evidenced by this Note. Reference is made to said Deed of Trust for such additional terms. Said Deed of Trust grants rights to the real property more particularly described on Exhibit A, attached hereto and made a part hereof by this reference (the "Real Property").

      Without in any manner releasing, impairing or otherwise affecting this Note or the Deed of Trust or the validity thereof or hereof or the liens thereof, notwithstanding anything contained herein or therein, there shall be no personal liability of Borrower under this Note or under the Deed of Trust; provided, however, that a judgment may be sought against Borrower to the extent necessary to enforce the rights of the Note Holder in, to or against the Real Property, the rents and profits therefrom, and all collateral securing the indebtedness evidenced by this Note.

                               Borrower:


                               /s/ Richard M. Harmon
                                   --------------------------
                                   Richard M. Harmon

Borrower's Address:

1375 Tri-State Parkway
Suite 250
Gurnee, Illinois 60031
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                                   EXHIBIT A

                           REAL PROPERTY DESCRIPTION


310 Saunders Road
Lake Forest, Illinois  60045